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                                                                     EXHIBIT 4.5

                     SEE RESTRICTIVE LEGENDS ON THE REVERSE




*NUMBER*                  Incorporated Under the Laws                  *SHARES*
                           of the State of Delaware




                           RESTORATION HARDWARE, INC.




       THIS CERTIFIES THAT _________ is the record holder of _________ Shares of Series B Preferred Stock of RESTORATION HARDWARE, INC. transferable only on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this certificate properly endorsed or assigned.

       This certificate and the shares represented hereby are issued and shall have the rights specified in and be held subject to all the provisions of the Certificate of Incorporation (the "Charter") and the Bylaws of said corporation and any amendments thereof, to all of which the holder of this certificate, by acceptance hereof, assents.

       The shares represented by this Certificate are convertible into shares of Common Stock at the election of the holder thereof and shall be so converted upon the occurrence of certain events as set forth in the Charter.

       The Corporation is authorized to issue more than one class or series of stock. Upon written request, the Corporation will furnish without charge to each stockholder a copy of powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.



       IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers this _________ day of _________, 2001.



     -----------------------------------      ----------------------------------
     Chief Executive Officer                  Secretary


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THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES
ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.